Exhibit 23.3

[Letterhead of Jun He Law Offices]

June 29, 2009

VanceInfo Technologies Inc.

3/F, Building 8, Zhongguancun Software Park,

Haidian District, Beijing, PRC 100193

Dear Sirs,

We hereby consent to (i) the use of our name under the caption “Enforceability of Civil Liabilities” in the registration statement on Form F-3 (the “Registration Statement”) filed by VanceInfo Technologies Inc. (the “Company”) with the U.S. Securities and Exchange Commission on the date hereof in connection with the registration under the United States Securities Act of 1933, as amended, of ordinary shares, par value US$0.001 each, of the Company (including ordinary shares represented by American depositary shares), (ii) the use of our name in documents incorporated by reference in the Registration Statement, and (iii) to the filing of this letter as an exhibit to the Registration Statement, as such Registration Statement may be amended or supplemented from time to time.

Yours faithfully,

/s/ Jun He Law Offices
Jun He Law Offices